SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549

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                           FORM 8-K

                        CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) :
                       January 13, 1999
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                   Lucent Technologies Inc.
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    (Exact name of registrant as specified in its charter)

                           Delaware
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        (State or other jurisdiction of incorporation)

         1-11639                                  22-3408857
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 (Commission File Number)            (IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey         07974
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  (Address of principal executive offices)         (Zip Code)

                        (908) 582-8500
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               (Registrant's Telephone Number)


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Item 5.  Other Events.

          On January 13, 1999, Lucent Technologies Inc. ("Lucent") announced that it had entered into a definitive agreement (the "Merger Agreement") to merge with Ascend Communications, Inc. ("Ascend"). Under terms of the Merger Agreement, which was approved by each company's board of directors, each share of Ascend common stock will be converted into 0.825 shares of Lucent common stock. Based on Lucent's closing stock price of $107-7/8 on January 12, 1999, the transaction would be valued at approximately $20 billion.

          The transaction is subject to approval by Ascend shareholders as well as other customary requirements. The transaction is expected to be completed during Lucent's third fiscal quarter, which ends June 30, 1999, and will be accounted for as a pooling of interests.

          Attached and incorporated herein by reference in their entirety as Exhibits 2.1 and 99.1, respectively, are copies of (1) the Merger Agreement and (2) the Stock Option
Agreement dated as of January 12, 1999, between Lucent and Ascend.

Item 7(c).  Exhibits

     2.1  Agreement and Plan of Merger dated as of January
          12, 1999, among Lucent Technologies Inc., Dasher
          Merger Inc. and Ascend Communications, Inc.

     99.1 Stock Option Agreement dated as of January 12,
          1999, between Lucent Technologies Inc. and Ascend
          Communications, Inc.


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                                                SIGNATURES



          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               LUCENT TECHNOLOGIES INC.

Date:  January 15, 1999        By: /s/ Donald K. Peterson
                                  ------------------------------
                                  Name:  Donald K. Peterson
                                  Title: Chief Financial Officer


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                        EXHIBIT INDEX


Exhibit       Description

2.1       Agreement and Plan of Merger dated as of January 12,
          1999, among Lucent Technologies Inc., Dasher Merger Inc. and Ascend Communications, Inc.

99.1 Stock Option Agreement dated as of January 12, 1999, between Lucent Technologies Inc. and Ascend
          Communications, Inc.